UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2016

COCA-COLA ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34874	27-2197395
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employee Identification No.)
2500 Windy Ridge Parkway, Atlanta, Georgia 30339
(Address of principal executive offices, including zip code)
(678) 260-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders
The Company held its Annual Meeting of Shareholders on April 26, 2016. The certified results of the matters voted upon at the meeting, which are more fully described in our proxy statement, are as follows:

(1)	Election of eleven (11) directors for terms expiring at the 2017 annual meeting of shareowners

Directors	FOR	AGAINST	ABSTAIN	Broker Non-Votes
Jan Bennink	177,642,295	119,477	76,223	13,015,734
John F. Brock	172,131,035	4,411,477	1,295,483	13,015,734
Calvin Darden	176,413,342	1,347,332	77,321	13,015,734
L. Phillip Humann	173,549,045	4,208,899	80,051	13,015,734
Orin H. Ingram II	177,615,477	144,467	78,051	13,015,734
Thomas H. Johnson	176,991,813	765,689	80,493	13,015,734
Veronique Morali	176,974,847	766,072	97,076	13,015,734
Andrea L. Saia	177,648,754	113,268	75,973	13,015,734
Garry Watts	175,364,456	2,376,480	97,059	13,015,734
Curtis R. Welling	177,567,382	195,270	75,343	13,015,734
Phoebe A. Wood	176,923,515	843,076	71,404	13,015,734

(2)	Non-binding advisory vote on the Company’s executive compensation program

FOR	AGAINST	ABSTAIN	Broker Non-Votes
174,112,146	3,533,119	192,730	13,015,734

(3)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountant firm for the fiscal year 2016

FOR	AGAINST	ABSTAIN	Broker Non-Votes
188,384,321	2,312,418	156,990	0

Item 8.01.	Other Events
On April 26, 2016, the Company issued a press release announcing that the Board of Directors declared a regular quarterly dividend of $0.30 per share. The dividend is payable May 25, 2016, to shareholders of record of May 18, 2016. The press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

EXHIBIT
NUMBER         DESCRIPTION

99.1	Press release dated April 26, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES, INC.
(Registrant)
Date: April 27, 2016	By:	/s/ Suzanne N. Forlidas
	Name:	Suzanne N. Forlidas
	Title:	Vice President, Secretary and Deputy General Counsel

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